UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2009

MARINE GROWTH VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128077	20-0890800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405-A Atlantis Road, Cape Canaveral, Florida 32920
(Address of principal executive offices) (zip code)

(321) 783-1744
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 27, 2009, the management of Marine Growth Ventures, Inc. (the “Company”), after receiving written comments from the Staff of the Securities and Exchange Commission (the “SEC”) pertaining to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2008, regarding Management’s Discussion and Analysis, Results of Operations, and accounting comments received in connection with the accounting treatment of certain expenses and certain Balance Sheet items, determined that its quarterly report on Form 10-Q for the quarterly period ended September 30, 2008 required revisions.

Accordingly, the quarterly report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 12, 2008, no longer should be relied upon.

The referenced quarterly report will be amended by a quarterly report on Form 10-Q/A for such period, to be filed by the Company with the SEC in the near future, pending approval by the SEC of the Company’s responses to the referenced comments.

The Company’s management reached its conclusions in consultation and with the concurrence of the Company’s independent registered public accounting firm, Demetrius & Company L.L.C..

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE GROWTH VENTURES, INC.

Dated: March 2, 2009	By:	/s/ Katherine Ostruszka
Katherine Ostruszka
Chief Financial Officer